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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000 relating to the financial statements of Zoran Corporation, which appears in Zoran Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of our report dated May 26, 2000 relating to the financial statements of PixelCam, Inc., which appears in the Current Report on Form 8-K/A of Zoran Corporation dated June 28, 2000.

/s/ PricewaterhouseCoopers LLP
San Jose, California
December  21, 2000